Exhibit 31.4

CERTIFICATION

I, Brian Poff, Chief Financial Officer of Addus HomeCare Corporation, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Addus HomeCare Corporation (the “Registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 12, 2026

/s/ Brian Poff
Brian Poff
Chief Financial Officer